SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



Date of Report: August 26, 1999
(Date of earliest event reported)



                          Morgan Stanley Capital I Inc.
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             (Exact name of registrant as specified in its charter)


   Delaware                   333-62911-04               13-3291626
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 (State or Other              (Commission             (I.R.S. Employer
 Jurisdiction of              File Number)           Identification No.)
 Incorporation)



  1585 Broadway, New York, N.Y.                                     10036
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(Address of principal executive offices)                          (Zip Code)



      Registrant's telephone number, including area code: (212) 761-4000



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ITEM 5.  OTHER EVENTS.

RECENT DEVELOPMENTS

      On August 10, 1999, General American Life Insurance Company ("GAL"), the majority seller of the mortgage loans, announced that it was unable to meet substantial demand for surrenders arising from its funding agreement business without jeopardizing interests of its other policyholders. GAL also announced that it was placed under an order of administrative supervision by the Missouri Department of Insurance, which means that such department has the power to approve or veto major decisions of GAL. In addition, the insurance financial strength rating of GAL has been downgraded from "A2" to "Ba1" by Moody's Investors Service, and from "AA-" to "R" by Standard & Poor's. A rating of "R" from Standard & Poor's means the insurer has experienced a regulatory action.

      There can be no assurance that the financial condition of GAL will not further deteriorate, that the insurance financial strength ratings will not be further downgraded, or that the events described herein will not adversely affect the ability of GAL to fulfill its obligation to repurchase any mortgage loan if certain document defects or breaches of representations or warranties occur, as described on pages S-87 and S-88 of the Prospectus Supplement.

      As described on pages S-89 and S-90 of the Prospectus Supplement, Conning Asset Management Company, the Master Servicer and Special Servicer, is a majority-owned subsidiary of GAL. There can be no assurance that the financial condition of GAL would not have an adverse impact on Conning's ability to meet its obligations as Master Servicer or Special Servicer.

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                                   MORGAN STANLEY CAPITAL I INC.


                                   By: /s/ RUSSELL RAHBANY
                                       ---------------------------------
                                      Name:  Russell Rahbany
                                      Title: Vice President

Date:  August 26, 1999